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                                                                    EXHIBIT 23.4

    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the heading "Experts" and to the use in this Amendment No. 5 to the Registration Statement of Medical Properties Trust, Inc. (Registration No. 333-121883) on Form S-11 of our report dated February 24, 2005, with respect to the consolidated financial statements of Prime Healthcare Services, Inc. (formerly Desert Valley Health Systems, Inc.) as of December 31, 2004 and 2003 and for the years then ended, which appear in such Registration Statement.



/s/ Moss Adams LLP
Irvine, California
March 14, 2006